Exhibit 15

May 21, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 6, 2004 on our review of interim condensed consolidated financial information of Alcoa Inc. and subsidiaries (the “Company”) for the three-month period ended March 31, 2004 and 2003 which is included in the Company’s quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Registration Statement on Form S-8 dated May 21, 2004.

Very truly yours,

/s/    PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania